SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2011

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Priestly Drive, Carlsbad, CA 92008

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 25, 2010, the Audit Committee of the Board of Directors of International Stem Cell Inc., (the “Company”), determined that the Company’s financial statements for the years ended December 31, 2009 and 2010 and for each of the quarterly periods in those years, should no longer be relied upon because of errors in such financial statements related to the Company’s accounting for warrants issued which include an anti-dilution feature.

The Company plans to restate its financial statements for those periods and to amend the Annual Report on Form 10-K for the year ended December 31, 2010, which it expects to file as soon as all the issues have been addressed.

The restatement results from the Company’s review during the first quarter of 2011 of guidance relating to Emerging Issues Task Force Issue 07-5 “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (EITF 07-5), codified as ASC 815-40-15. EITF 07-5 provides guidance as to assessing equity versus liability treatment and classification for equity-linked financial instruments, including stock purchase warrants and was adopted for reporting periods starting in 2009. Because of the anti-dilution feature, the warrants issued to the Company’s equity placement agent in 2006 and 2007 would not be considered indexed to the Company’s own stock and are therefore required under EITF 07-5 to be classified as a liability and re-measured at fair value at each reporting period, with changes in fair value recognized in operating results

The effect on the Company’s previously issued quarterly and annual financial statements are summarized as follows:

	Amount in $000s (except per share amounts)
	Q1 2009	Q2 2009	Q3 2009	Q1 2010	Q2 2010	Q3 2010	YE 2009	YE 2010	Total Effect of Change for 2009 and 2010		Inception (August 17, 2001) through December 31, 2010
As reported	(1)						(1)
Total liabilities	$1,473	$4,731	$4,647	$12,461	$1,493	$1,528	$4,857	$2,031	$2,031		$2,031
Additional paid in capital	28,866	29,283	32,708	43,798	51,857	53,155	38,067	55,749	55,749		55,749
Accumulated deficit	(27,585)	(31,705)	(34,362)	(44,933)	(42,312)	(45,264)	(36,570)	(47,926)	(47,926)		(47,926)
Stockholders' equity (deficit)	1,325	(1,373)	(1,602)	(6,857)	9,620	7,965	(1,152)	7,896	7,896		7,896
Change in value of warrants	—	(2,056)	408	(4,957)	5,276	—	(498)	320	(178)		(480)
Net loss attributable to common stockholders	(3,437)	(4,226)	(2,657)	(8,363)	2,419	(2,952)	(12,168)	(11,356)	(23,524)		(47,926)
Earnings (loss) per share - basic	(0.09)	(0.10)	(0.06)	(0.14)	0.04	(0.04)	(0.26)	(0.17)
Earnings (loss) per share - diluted	(0.09)	(0.10)	(0.06)	(0.14)	0.02	(0.04)	(0.26)	(0.17)

Adjustments
Total liabilities	828	1,697	1,304	3,018	1,022	1,099	785	2,278	2,278	(3)	2,278
Additional paid in capital	(1,400)	(1,117)	(1,117)	296	407	407	(1,117)	421	421		421
Accumulated deficit	572	(581)	(187)	(3,314)	(1,429)	(1,506)	332	(2,699)	(2,699)		(2,699)
Stockholders' equity (deficit)	(828)	(1,698)	(1,304)	(3,018)	(1,022)	(1,099)	(785)	(2,278)	(2,278)		(2,278)
Change in value of warrants	(698)	(1,153)	394	(3,646)	1,885	(76)	(938)	(3,031)	(3,969	)(2)	(3,969)
Net loss attributable to common stockholders	(698)	(1,153)	394	(3,646)	1,885	(76)	(938)	(3,031)	(3,969)		(3,969)
Earnings (loss) per share - basic	(0.02)	(0.03)	0.01	(0.06)	0.03	(0.00)	(0.02)	(0.04)
Earnings (loss) per share - diluted	(0.02)	(0.03)	0.01	(0.06)	0.02	(0.00)	(0.02)	(0.04)

As restated
Total liabilities	2,301	6,428	5,951	15,479	2,515	2,627	5,642	4,309	4,309		4,309
Additional paid in capital	27,466	28,166	31,591	44,094	52,264	53,562	36,950	56,170	56,170		56,170
Accumulated deficit	(27,013)	(32,286)	(34,549)	(48,247)	(43,741)	(46,770)	(36,238)	(50,625)	(50,625)		(50,625)
Stockholders' equity (deficit)	497	(3,071)	(2,906)	(9,875)	8,598	6,866	(1,937)	5,618	5,618		5,618
Change in value of warrants	(698)	(3,209)	802	(8,603)	7,161	(76)	(1,436)	(2,711)	(4,147)		(4,449)
Net loss attributable to common stockholders	(4,135)	(5,379)	(2,263)	(12,009)	4,304	(3,028)	(13,106)	(14,387)	(27,493)		(51,895)
Earnings (loss) per share - basic	(0.11)	(0.13)	(0.05)	(0.20)	0.07	(0.04)	(0.28)	(0.21)
Earnings (loss) per share - diluted	(0.11)	(0.13)	(0.05)	(0.20)	0.04	(0.04)	(0.28)	(0.21)

(1)	Yearend 2009, and 2010 are for the entire year, as fourth quarters were not reported in the annual 10-K financial statements.
(2)	The “change in value of warrants” is a noncash gain (loss) and has no effect on cash flows as reported.
(3)	The “liability” will be liquidated by reclassification to “additional paid-in capital” and has not, and will not, affect cash flows.
(4)	As of the first quarter 2012, all of the warrants will have been exercised or expired, and the net, end result of all the noncash transactions will be the accumulated gains (losses) will be reflected in “accumulated deficit” and “additional paid-in capital” in equal amounts.

This restatement will reflect the reclassification of the warrants from equity to a liability in an amount equal to the fair value of the warrants using the Black-Scholes option pricing model. The restatements will have no impact on amounts previously reported for Assets; Revenues; Operating Expenses; Cash Flows; or Accounts Payables. In addition, the restatements will have no impact on the Company’s development programs, anticipated development milestones, or business strategy.

The Company’s Audit Committee of the Board of Directors have discussed the matters contained in this Item 4.02 Form 8-K with the Company’s independent registered public accounting firm.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

	By:	/s/ Ray Wood
Ray Wood
Chief Financial Officer

Dated: May 31, 2011